As filed with the Securities and Exchange Commission on May 7, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BROWN & BROWN, INC.
(Exact name of Registrant as specified in its charter)

Florida	59-0864469
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

300 North Beach Street
Daytona Beach, Florida 32114
(386) 252-9601
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Eileen Akerson
Senior Vice President and Chief Legal Officer
Brown & Brown, Inc.
300 North Beach Street
Daytona Beach, Florida 32114
(386) 252-9601
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communication to:
Tom McAleavey, Esq.
Holland & Knight LLP
200 South Orange Avenue, Suite 2600
Orlando, Florida 32801
Phone: (407) 425-8500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Brown & Brown, Inc.

Debt Securities,

Common Stock,

Warrants

and

Units

We and/or one or more selling securityholders to be identified in a prospectus supplement (a “selling securityholder”) may offer and sell, from time to time, the following:

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debt securities;
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common stock;
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warrants; and
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units.

We or any such selling securityholder may sell any combination of these securities in one or more offerings in amounts, at prices and on terms to be determined at the time of the applicable offering and in units consisting of two or more of such classes of securities.

This prospectus describes some of the general terms that may apply to these securities. We or any such selling securityholder will provide specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any supplement carefully before you invest.

Investing in our securities involves risk. See “Risk Factors” appearing on page 4 in this prospectus, any accompanying prospectus supplement and in any documents incorporated by reference in this prospectus or any accompanying prospectus supplement before investing in our securities.

Our common stock is traded on The New York Stock Exchange under the symbol “BRO.”

Our securities may be offered directly by us or a selling securityholder, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement or other offering materials.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2026.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS 1

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS 2

BROWN & BROWN, INC. 3

RISK FACTORS 4

USE OF PROCEEDS 5

DESCRIPTION OF DEBT SECURITIES 6

DESCRIPTION OF CAPITAL STOCK 13

DESCRIPTION OF WARRANTS 19

DESCRIPTION OF UNITS 20

SELLING SECURITYHOLDERS 21

PLAN OF DISTRIBUTION 22

LEGAL MATTERS 24

EXPERTS 24

WHERE YOU CAN FIND MORE INFORMATION 24

INCORPORATION BY REFERENCE 24

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. Neither we, nor any selling securityholder, have authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference herein or therein is accurate as of any date other than the date on the front of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither we, nor any selling securityholder, is making an offer to sell the securities offered by this prospectus in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or sale is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation.

The information in this prospectus or any prospectus supplement may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference in the prospectus and any prospectus supplement, before making an investment decision.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we as a “well-known seasoned issuer” filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of these securities that we or any selling securityholder may offer. Each time we, or any selling securityholder, sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offered securities and the offering, including a detailed description of the securities to be offered, the specific amount or amounts of securities to be offered, the prices of such securities, the name of any agent, underwriter or dealer through which we will sell the securities and a description of any arrangement with such agent, underwriter or dealer, information about any securities exchange or automated quotation system on which the securities will be listed and the identity of any selling securityholder. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you decide to invest in any of these securities.

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement of which this prospectus is a part or the exhibits to the registration statement. For further information, we refer you to the registration statement of which this prospectus is a part, including its exhibits and schedules.

When used in this prospectus and any prospectus supplement, unless otherwise specified or the context otherwise requires, the terms “Brown & Brown,” “we,” “our,” “us” and the “Company” refer to Brown & Brown, Inc. and its subsidiaries. The following summary contains basic information about us. It likely does not contain all the information that is important to you. We encourage you to read this entire prospectus and the documents we have referred you to.

This prospectus and the documents incorporated by reference herein contain, and any applicable prospectus supplement and the documents incorporated by reference therein may contain, summaries of certain agreements and other instruments. Additionally, statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. Reference is made to the actual agreements and other instruments for complete information, and all of the summaries are qualified in their entirety by the actual agreements and other instruments. Copies of such agreements and other instruments may be filed as exhibits to the registration statement of which this prospectus forms a part or incorporated by reference into this prospectus or the applicable prospectus supplement, and you may obtain copies of those agreements and other instruments as described under “Where You Can Find More Information.” Such agreements and other instruments are intended to provide you with information regarding the terms of such agreements and other instruments and not to provide any other factual or disclosure information about the Company or any other parties to such agreements and other instruments. Such agreements and other instruments may contain representations, warranties, covenants and other agreements by each of the parties to the applicable agreement or other instrument. These representations, warranties, covenants and other agreements have been made solely for the benefit of the other parties to the applicable agreement or other instrument and:

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should not in any instances be treated as categorical statements of fact, but rather as a way of allocating the risk among the parties if those statements prove to be inaccurate;
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may be qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;
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may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

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were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

We make “forward-looking statements” within the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995, as amended, throughout this prospectus and in the documents we incorporate by reference into this prospectus. You can identify these statements by forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and “continue” or similar words. We have based these statements on our current expectations about potential future events. Although we believe the expectations expressed in the forward-looking statements included in this prospectus and the reports, statements, information and announcements incorporated by reference into this prospectus are based upon reasonable assumptions within the bounds of our knowledge of our business, a number of factors could cause actual results to differ materially from those expressed in any forward-looking statements, whether oral or written, made by us or on our behalf. Many of these factors have previously been identified in filings or statements made by us or on our behalf.

For a description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained in any applicable prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement. All forward-looking statements made herein are made only as of the date of this filing, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

BROWN & BROWN, INC.

Our Business

We are a diversified insurance agency, wholesale brokerage, insurance programs, specialty insurance business and service organization headquartered in Daytona Beach, Florida. We market and sell insurance products and services, primarily in the property, casualty and employee benefits areas. We primarily operate as an agent or broker not assuming underwriting risks.

Our business is divided into two reportable segments:

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our Retail segment, which provides a broad range of insurance products and services to commercial, public and quasi-public entities, and to professional and individual customers, as well as non-insurance warranty services and products through our automobile and recreational vehicle dealer services businesses; and
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our Specialty Distribution segment, which consists of our programs, wholesale brokerage and specialty businesses. The programs businesses, which act as managing general underwriters (“MGUs”), provide targeted products and services designated for specific industries, trade groups, governmental entities and market niches, which are delivered to the insured directly, to affinity groups, through wholesale brokers or through a global network of independent agents, including Brown & Brown retail agents. The wholesale brokerage businesses underwrite and place excess and surplus commercial and personal lines insurance, typically for specialized or hard-to-place types of risks, primarily through a global network of independent agents and brokers, including Brown & Brown retail agents. The specialty businesses offer solutions across affinity and administrative services, captives, reinsurance, travel/accident, warranty and life & health.

The address of our principal executive offices is 300 North Beach Street, Daytona Beach, Florida 32114, and our telephone number at such address is (386) 252-9601.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” and elsewhere in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference in this prospectus. See “Incorporation by Reference” below. If any of these risks actually occur, our financial condition, results of operations and cash flows could be adversely affected, and this may cause you to lose all or part of your investment in our securities. Please also refer to the section above entitled “Disclosure Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of any securities offered by us pursuant to this prospectus for general corporate purposes. General corporate purposes may include, without limitation:

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working capital;
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acquisitions of or investments in other businesses;
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capital expenditures;
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reduction, repayment and refinancing of outstanding debt;
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repurchases of shares of our common stock; and
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advances to or investments in our subsidiaries.

Our management will retain broad discretion in the allocation of the net proceeds from the sale of these securities. Pending any specific application described in the applicable prospectus supplement, net proceeds may be initially invested in short-term interest-bearing accounts, securities or similar investments or applied to reduce our short-term indebtedness.

Unless otherwise indicated in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholder named in a prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth general terms and provisions of the debt securities that we may offer under this prospectus and the applicable prospectus supplement. We will provide additional or different terms of the debt securities in the applicable prospectus supplement.

Any debt securities that we issue will be issued under an indenture, dated as of September 18, 2014, between us and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee. The indenture is incorporated by reference to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be described in the related prospectus supplement.

This prospectus summarizes what we believe to be the material provisions of the indenture and the debt securities that we may issue under such indenture. This summary is not complete and may not describe all of the provisions of the indenture or of the debt securities that may be important to you, and is subject to, and qualified in its entirety by reference to all of the provisions of the indenture. For additional information, you should carefully read the indenture that is incorporated by reference to the registration statement of which this prospectus forms a part.

In addition, when we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities and the indenture in a supplement to this prospectus. The terms of such a particular series of debt securities may differ from the terms described in this prospectus. As a result, the particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement.

Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description.

General

The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

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title and aggregate principal amount;
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whether the securities will be secured or unsecured, and if secured, what the collateral will consist of;
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applicable subordination provisions, if any;
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conversion or exchange into other securities;
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percentage or percentages of principal amount at which such securities will be issued;
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stated maturity date(s);
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interest rate(s) or the method for determining the interest rate(s);
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dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
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redemption (including upon a “change of control”) or early repayment provisions;
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authorized denominations;

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form;
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amount of discount or premium, if any, with which such securities will be issued;
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whether such securities will be issued in whole or in part in the form of one or more global securities;
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identity of the depositary for global securities;
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whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
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the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;
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any covenants applicable to the particular debt securities being issued;
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any defaults and events of default applicable to the particular debt securities being issued;
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currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;
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time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;
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securities exchange(s) on which the securities will be listed, if any;
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whether any underwriter(s) will act as market maker(s) for the securities;
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extent to which a secondary market for the securities is expected to develop;
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our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;
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provisions relating to covenant defeasance and legal defeasance;
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provisions relating to satisfaction and discharge of the indenture;
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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and
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additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable-rate debt securities that may be exchanged for fixed-rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Consolidation, Amalgamation, Merger and Sale of Assets

The indenture provides that we may consolidate with or merge or convert into, or convey, transfer or lease our properties or assets substantially as an entirety to, another person without the consent of any debt securityholders if, along with certain other conditions set forth in the indenture:

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either: (i) the Company shall be the continuing entity (in the case of merger) or (ii) the successor, acquiror or lessor of such assets is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture in a form satisfactory to the Trustee, the due and punctual payment of the principal of, any premium and interest on all the outstanding debt securities and the due and punctual performance and observance of every obligation in the indenture and the outstanding debt securities on the part of the Company to be performed or observed, and which supplemental indenture shall provide for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common stock or other securities;
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immediately after giving effect to such transaction, no event of default shall have occurred and be continuing; and
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either we or the successor has delivered to the trustee an officers’ certificate and opinion of counsel, each stating that the transaction complies with Article 8 of the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

Thereafter, except in the case of a lease, the predecessor or transferor of such assets will be released from all obligations and covenants under the relevant indenture and such securities.

Events of Default

The following events will constitute an event of default under the indenture with respect to any series of debt securities (whatever the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

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we fail to pay interest on any debt security of that series when due and such failure continues for 30 days, unless the time for payment has been properly extended or deferred in accordance with the terms of such debt security;
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we fail to pay the principal of, or any premium on, any debt security of that series when due, unless the maturity has been properly extended in accordance with the terms of such debt security;

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we fail to observe or perform any other covenant or agreement contained in any debt security of that series or the indenture (other than certain covenants or warranties enumerated in the indenture), and such failure continues for 90 days after we receive a notice of default from the trustee or from holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;
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a default under any Indebtedness by us or any of our subsidiaries that results in the acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness at maturity, in an aggregate amount greater than $50,000,000 or its foreign currency equivalent at the time, provided that the cure of such default shall remedy such Event of Default with respect to such debt security;
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certain events of bankruptcy or insolvency, whether voluntary or not;
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default in the delivery of any shares of common stock, together with cash in lieu of fractional shares, or any other securities or property (including cash) when required to be delivered upon conversion of any convertible security of such series or upon the exchange of any security of such series which is exchangeable for other securities or property, and continuance of such default for a period of 10 days; and

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any other Event of Default provided in or pursuant to the indenture with respect to the debt securities of such series.

If an event of default with respect to the debt securities of any series (other than an event of default resulting from certain events of bankruptcy or insolvency) occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal of all such debt securities of such series, or such lesser amount as may be provided for in the debt securities of such series, plus accrued and unpaid interest to the date of acceleration, immediately due and payable. Upon an event of default resulting from certain events of bankruptcy or insolvency, the principal of outstanding debt securities, or such lesser amount as may be provided for in the debt securities of such series, plus accrued and unpaid interest to the date of acceleration, shall be immediately due and payable.

The holders of a majority in principal amount of the outstanding debt securities of a series may waive any default or event of default with respect to such series and its consequences under the indenture except:

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a continuing default or event of default in the payment of interest or any premium on, or the principal of, any debt security of such series; or
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in the case of any debt securities which are convertible into or exchangeable for common stock or other securities or property, a default in any such conversion or exchange; or
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a default in respect of a covenant or provision which cannot be modified or amended under Article Nine of the indenture without the consent of the holder of each outstanding debt security of such series affected.

If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the holders have offered the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities that it might incur. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that:

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such direction is not in conflict with any law or the applicable indenture or with the debt securities of any series; and
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unless otherwise provided under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the trustee need not take any action that might involve it in personal liability.

A holder of a debt security will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies, if:

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the holder has given written notice to the trustee of a continuing event of default with respect to the debt securities of such series;
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the holders of at least 25% in aggregate principal amount of the outstanding debt securities have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture;
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such holders have offered the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; and
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the trustee does not institute a proceeding, and does not receive conflicting directions from a majority in principal amount of the holders of the outstanding debt securities of such series within 60 days of receiving the written notice of an event of default.

Modification of Indenture; Waiver

Without the consent of any holders of debt securities, we and the trustee may modify or amend the indenture, including to:

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fix any ambiguity, defect or inconsistency in the indenture;
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effect the assumption of a successor corporation of our obligations under the indenture and the outstanding debt securities;
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add to our covenants for the benefit of the holders of all or any series of debt securities or surrender any right or power we have with respect to all or any series of debt securities under the indenture;
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conform the indenture or the terms of the debt securities of a series to any terms set forth in any prospectus or other offering document or memorandum relating to the offer and sale of such debt securities;
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effect or maintain the qualification of the indenture under the Trust Indenture Act;
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provide for the issuance of additional debt securities in accordance with the limitations set forth in the indenture;
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evidence and provide for the acceptance of appointment under the indenture by a successor trustee; and
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effect certain other limited purposes described in the indenture.

We and the trustee may modify or amend the indenture with the written consent of the holders of a majority of the aggregate principal amount of the outstanding debt securities of each series affected; provided, however, that no such modification or amendment may make certain changes without the consent of each holder of each outstanding debt security affected by the change, including to:

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extend the fixed maturity;
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reduce the principal amount;
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reduce the rate of, modify the calculation of or extend the time of payment of interest;
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reduce any premium payable upon redemption; or

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reduce the percentage in principal amount of the outstanding debt securities of any series, the holders of which are required to consent to any amendment.

Discharge, Defeasance and Covenant Defeasance

Defeasance and Discharge

We may discharge all obligations in respect of all outstanding debt securities of any series (except for certain obligations, including to register the transfer or exchange of notes, to replace stolen, destroyed, lost or mutilated notes, to maintain paying agencies, to return moneys deposited with or paid to the trustee or any paying agent remaining unclaimed for two years and to compensate and indemnify the trustee). This discharge, referred to as defeasance, will occur only if, among other things:

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we irrevocably deposit with the trustee, in trust, money and/or government obligations, which will provide, in the opinion of a nationally recognized firm of independent public accountants, enough money to pay each installment of principal of, and any premium and interest on, the outstanding debt securities on the applicable due dates for those payments in accordance with the terms of the indenture and such debt securities; and
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we deliver to the trustee an opinion of independent counsel, reasonably acceptable to the Trustee, confirming that: (i) we have received from, or there has been published by, the United States Internal Revenue Service a ruling or (ii) since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon, the holders of such outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the defeasance had not occurred.

In addition, we may also obtain a discharge of the indenture with respect to all outstanding debt securities of a series (except for certain obligations enumerated in the indenture) when, among other things, all outstanding debt securities of a series have been delivered to the trustee for cancellation, and by depositing with the trustee, in trust, enough money and/or government obligations to pay all amounts due on such securities on the date those payments are due or upon redemption of all of those debt securities, so long as those debt securities have become due and payable, by their terms will become due and payable within one year or are to be called for redemption within one year.

Defeasance of Certain Covenants and Certain Events of Default

Upon compliance with certain conditions:

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we will be released from compliance with covenants related to the preservation of the existence of significant subsidiaries, maintenance of properties, payment of taxes and other claims, limitation on liens on stock of significant subsidiaries, and, to the extent specified pursuant to Section 301 of the indenture, any other covenant applicable to such outstanding debt securities of a series; and
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any omission to comply with those covenants will not constitute an event of default with respect to such securities (“covenant defeasance”).

The conditions include, among other things:

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irrevocably depositing with the trustee, in trust, money and/or government obligations, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized firm of independent public accountants, enough money to pay each installment of principal of, and any premium and interest on, the outstanding debt securities on the applicable due dates for those payments in accordance with the terms of the indenture and such debt securities; and

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delivering to the trustee an opinion of independent counsel reasonably satisfactory to the trustee to the effect that the holders of such outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred.

Covenant Defeasance and Certain Other Events of Default

If we exercise the option to effect a covenant defeasance with respect to all outstanding securities of a series as described above and such securities thereafter become due and payable because of an event of default (other than an event of default caused by failing to comply with the covenants that are defeased), whether as a result of a declaration of acceleration by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series or, in the case of certain bankruptcy or insolvency events of default, automatically without any declaration or other act on the part of the trustee or any holder, the amount of money and/or government obligations we have deposited with the trustee would be sufficient to pay amounts due on such securities on their respective due dates but may not be sufficient to pay amounts due on such securities at the time of acceleration resulting from that event of default. However, we would remain liable for any shortfall.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

Unless otherwise specified in any prospectus supplement, the indenture and the debt securities shall be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and provisions of our Amended and Restated Articles of Incorporation, as amended (our “Articles of Incorporation”), and our By-Laws, as amended and restated (our “By-Laws”), are summaries of their material terms and provisions and are not complete and are subject to, and qualified in their entirety by reference to, each of the items identified below. For a complete description of our capital stock, Articles of Incorporation and By-Laws, please refer to our Articles of Incorporation, By-Laws and the applicable provisions of the Florida Business Corporations Act (the “FBCA”).

Authorized Capital Stock

Under our Articles of Incorporation, the number of shares of capital stock that we have authority to issue is 560,000,000 shares of our common stock, par value $0.10 per share.

Common Stock

Voting. Each holder of our common stock is entitled to one vote for each share held. Shareholders do not have the right to cumulate their votes in elections of directors. Accordingly, directors are elected by a majority of the votes of the shares present in person or represented by proxy at the meeting and actually cast with respect to the director in uncontested elections. If our Board of Directors (the “Board”) determines that an election is contested, then directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Action on a matter other than the election of directors is approved if the votes cast favoring the action exceed the votes cast opposing the action (excluding abstentions and broker non-votes), unless the Articles of Incorporation, By-Laws or applicable law requires a greater number of affirmative votes.

Dividends. Holders of our common stock will be entitled to dividends on a pro rata basis upon declaration of dividends by our Board. Dividends will be payable only out of unreserved and unrestricted surplus that is legally available for the payment of dividends. Dividends that may be declared on our common stock will be paid in an equal amount to the holder of each share of our common stock. Any determination to declare or pay dividends in the future will be at the discretion of our Board and will depend on our results of operations, financial condition, contractual or legal restrictions and other factors deemed relevant by our Board.

Our common stock is listed on the New York Stock Exchange under the symbol “BRO.”

No Redemption, Conversion or Preemptive Rights

No preemptive rights are conferred upon the holders of our common stock and there are no liquidation or conversion rights. There are no redemption or sinking fund provisions and there is no liability to further calls or to assessments by us.

Fully Paid and Nonassessable

When we issue shares of our common stock, the shares will be fully paid and nonassessable, which means that the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.

No Restrictions on Transfer

Neither our Articles of Incorporation nor our By-Laws contain any restrictions on the transfer of our common stock. In the case of any transfer of our common stock, there may be restrictions imposed by applicable securities laws.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Equiniti Trust Company, LLC.

Certain Anti-Takeover Provisions of Our Articles of Incorporation, By-Laws and the FBCA

FBCA

We are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the FBCA, a publicly-held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an “interested shareholder” without the approval of the board of directors of such corporation and the authorization of the holders of two-thirds of the outstanding voting shares of such corporation (excluding shares held by the interested shareholder) at an annual or special meeting of shareholders, unless:

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the transaction is approved by a majority of disinterested directors;
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the interested shareholder has beneficially owned (together with affiliates and associates) at least 80% of the corporation’s outstanding voting shares for at least three years preceding the announcement date of any such business combination;
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the interested shareholder is the beneficial owner (together with affiliates and associates) of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or
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the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An “interested shareholder” is defined as a person who beneficially owns more than 15% of a corporation’s outstanding voting shares. We have not made an election in our Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the FBCA which prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a “control share acquisition” unless: (1) our Board approved such acquisition prior to its consummation; or (2) after such acquisition, in lieu of prior approval by our Board, the holders of a majority of all the votes entitled to be cast, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A “control share acquisition” is defined as an acquisition that immediately thereafter, directly or indirectly, entitles the acquiring party to exercise or direct the exercise of the voting power of the corporation in an election of directors within any of the following ranges:

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one-fifth or more, but less than one-third, of all voting power;
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one-third or more, but less than a majority, of all voting power; or
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a majority or more of all voting power.

These statutory provisions may prevent takeover attempts that might result in a premium over the market price for shares of our common stock.

Articles of Incorporation and By-Laws

Number of Directors; Removal; Filling of Vacancies

Our Articles of Incorporation and By-Laws provide that our Board shall consist of not less than three directors, which number may be set, increased or diminished from time to time by resolution of the Board.

Our shareholders may remove any director from office, with or without cause, at any special meeting called for that purpose by vote of a majority of our shares entitled to vote and, subject to certain requirements set forth in our

By-Laws, elect his or her successor. When the office of a director becomes vacant for any reason, unless the Articles of Incorporation provide otherwise: (i) our shareholders may fill the vacancy, (ii) the Board may fill the vacancy, or (iii) if the remaining directors are less than a quorum, the vacancy may be filled by the affirmative vote of a majority of all the directors then remaining in office.

Shareholder Action

Our By-Laws provide that shareholder action may be taken at an annual or special meeting of shareholders. Special meetings of shareholders may be called only by our President or our Board, whenever he, she or they deem it proper and shall be called by our Secretary if shareholders of record as of the record date fixed in accordance with Section 1.2(d) of our By-Laws, who hold the aggregate voting power as required by the FBCA, sign, date and deliver to our Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held in accordance with our By-Laws, subject to certain additional requirements set forth in our By-Laws.

Advance Notice for Shareholder Proposals or Nominations at Meetings

Our By-Laws establish an advance notice procedure for shareholder proposals to be brought before any meeting of shareholders and for nominations by shareholders of candidates for election as directors at meetings at which directors are to be elected. Subject to any other applicable requirements, including Rule 14a-8 under the Exchange Act, only such business may be conducted at an annual meeting of shareholders as has been properly brought before the meeting. To be properly brought before an annual meeting, any nominations or other business must:

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be specified in the notice of meeting (or in any supplement) given by, or at the direction of, our Board;
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if not specified in the notice of meeting, be otherwise properly brought before the meeting by, or at the direction of, the chairman of the meeting or our Board; or
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if not specified in the notice of meeting, be otherwise properly brought before the annual meeting by any shareholder present in person who was a shareholder of record at the time such notice of meeting is delivered and is at the time of the meeting, is entitled to vote at the meeting and is compliant with the notice procedures set forth in Section 1.8 of our By-Laws, and, in the case of nominations, is compliant with the requirements of Rule 14a-19 under the Exchange Act, properly made such proposal in accordance with Rule 14a-8 under the Exchange Act or in the case of a shareholder nominations to be included in our proxy statement for an annual meeting of shareholders, is an eligible shareholder who satisfies the notice, ownership and other requirements of Section 1.9 of our By-Laws.

In addition, for business to be properly brought before an annual meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to our By-Laws and under applicable law.

With respect to a special meeting of the shareholders, only such business may be conducted at the meeting as has been specified in the notice of such special meeting or pursuant to Section 1.2 of our By-Laws. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the notice of meeting: (i) by or at the direction of the Board or shareholders pursuant to Section 1.2 of our By-Laws or (ii) provided that the Board (or shareholders pursuant to Section 1.2 of our By-Laws) has determined that directors shall be elected at such meeting, by any shareholder who is a shareholder of record at the time the notice provided for in the By-Laws is delivered to us, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in Section 1.2 and Section 1.8 of our By-Laws and the requirements of Rule 14a-19 under the Exchange Act. At a meeting of shareholders, the chairman of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the foregoing procedures, and if he or she should so determine, declare so at the meeting and any such business not properly brought before the meeting shall not be transacted.

To be timely, a written notice of the intent of a shareholder to make a nomination of a person for election as a director or to bring any other business before an annual meeting must be delivered to, or mailed or received by, our Secretary at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after such anniversary date, such advance notice must be received by our Secretary no later than the close of business on the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public announcement of the date of such annual meeting is first made by us.

If we call a special meeting of shareholders for the purpose of electing directors, notice of nominations must be received by our Secretary at our principal executive offices not later than the close of business on the 90th day prior to the date of such special meeting, or if later, the tenth day following the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

To be in proper written form, every such notice by a shareholder must set forth as to each matter such shareholder proposes to bring before an annual or special meeting of the shareholders, the following:

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as to each person whom the shareholder proposes to nominate for election or reelection as a director (each, a “proposed nominee”):

(i) the name, date of birth, business address and residence address of the proposed nominee;

(ii) the principal occupation or employment of the proposed nominee;

(iii) the class or series and number of shares of our capital stock, if any, that are owned beneficially and of record by the proposed nominee;

(iv) any other information regarding each proposed nominee proposed by such shareholder as would be required to be included in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to and in accordance with Section 14(a) of the Exchange Act and any other applicable provisions of the Exchange Act;

(v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if such proposing person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; and

(vi) the written consent of each proposed nominee to being named in a proxy statement relating to our next meeting of shareholders at which directors are to be elected and to serving as a director if so elected.

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as to each item of business that the shareholder proposes to bring before a meeting:

(i) a description of the matter and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend our Articles of Incorporation or By-Laws, the text of the proposed amendment);

(ii) the reasons for conducting such business at the meeting and any material interest in such business of each proposing person;

(iii) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the proposing persons or (y) between or among any proposing person and any other person (including their names) in connection with the proposal of such business by such shareholder; and

(iv) any other information relating to such shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and any other applicable provisions of the Exchange Act.

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as to the shareholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal of other business is made, and any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation (each a “proposing person”):

(i) the name and address of such shareholder, as they appear on our stock transfer books, and the name and address of such beneficial owner and participant;

(ii) the class or series and number of shares of our capital stock that are owned beneficially and, directly or indirectly, of record by such shareholder and such beneficial owner, except that such proposing person shall in all events be deemed to beneficially own any of our shares of any class or series as to which such proposing person has a right to acquire beneficial ownership at any time in the future;

(iii) the date or dates upon which such shareholder acquired ownership of such shares;

(iv) documentary evidence for any claim of beneficial ownership;

(v) a representation that the shareholder is a holder of record of our capital stock, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring such business before the meeting;

(vi) a description of any agreement, arrangement or understanding with respect to such nomination between or among the shareholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing;

(vii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any of its affiliates or associates with respect to our shares of stock;

(viii) in the case of a proposal other than a nomination, a representation as to whether the shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of the proposal;

(ix) in the case of a nomination, a representation that such shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least 67% of the voting power of our outstanding capital stock entitled to vote in the election of directors; and

(x) in the case of a nomination, all other information required under Rule 14a-19 under the Exchange Act.

Exclusive Forum Provision of our By-Laws

Our By-Laws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for certain actions shall be the Seventh Judicial Circuit Court in and for Volusia County, Florida (or, if no state court located within the State of Florida has jurisdiction, the federal district court for the Middle District of Florida). Those actions include: (i) any derivative action or proceeding brought on behalf of us, (ii) any proceeding asserting a claim of breach of fiduciary duty owed by any of our directors or our officers or other employees to us or our shareholders, (iii) any proceeding arising pursuant to any provision of the FBCA or the

Articles of Incorporation or By-Laws (as either may be amended from time to time) or (iv) any proceeding asserting a claim against us or any of our directors, officers or other employees governed by the internal affairs doctrine. Subject to the preceding provisions, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint.

Amendments to By-Laws

Our By-Laws may be amended or repealed and additional By-Laws added or adopted by the Board unless, except as provided in the FBCA, the shareholders, in amending, repealing, or adopting the By-Laws generally or a particular By-Law provision, expressly provide that the Board may not amend, repeal, adopt, or reinstate the By-Laws generally or that particular By-Law provision. Our By-Laws may be amended or repealed at any meeting of shareholders by a vote of the majority of our issued and outstanding shares of our common stock.

Amendment of the Articles of Incorporation

Our Articles of Incorporation and our By-Laws provide that the Articles of Incorporation may be amended in the manner provided by law. Our Board may adopt one or more amendments to the Articles of Incorporation without shareholder action to the extent expressly permitted by the FBCA. With respect to any amendment to the Articles of Incorporation requiring shareholder approval under the FBCA, every amendment shall be approved by our Board, proposed by them to our shareholders, and approved at a shareholders meeting by a majority of the shares entitled to vote thereon, unless all directors and all shareholders sign a written statement manifesting their intention that a certain amendment of our Articles of Incorporation be made.

DESCRIPTION OF WARRANTS

As of May 7, 2026, Brown & Brown has no warrants outstanding. We may issue warrants for the purchase of debt securities or common stock.

Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Brown & Brown and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as an agent of Brown & Brown in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. If we issue warrants, at that time copies of the form of warrant agreement and warrant will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

The applicable prospectus supplement will describe the terms of the warrants, including, where applicable, the following:

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the title of the warrants;
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the aggregate number of warrants;
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the price or prices at which warrants will be issued;
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the designation, terms and number of securities purchasable upon exercise of warrants;
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the designation and terms of the securities, if any, with which warrants are issued and the number of warrants issued with each security;
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the date, if any, on and after which warrants and the related securities will be separately transferable;
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the price at which each security purchasable upon exercise of warrants may be purchased;
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provisions for changes to or adjustments in the exercise price;
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the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;
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the minimum and/or maximum amount of warrants which may be exercised at any one time;
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the amount of warrants or rights outstanding at the time of issuance;
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information with respect to book-entry procedures, if any; and
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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with the offering of such units. You should refer to the provisions of the applicable unit agreement and applicable prospectus supplement for more specific information about the units we offer. If any particular terms of the units described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

We may, from time to time, issue units comprised of two or more of the other securities that we may offer under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe, among other things:

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the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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if appropriate, any special United States federal income tax considerations applicable to the units;

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any material provisions of the governing unit agreement that differ from those described above; and

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any other terms of the units offered thereunder.

The terms and conditions described under “Description of Debt Securities,” “Description of Capital Stock” and “Description of Warrants” will apply to any debt securities, common stock and warrants, as applicable, included in each unit, unless otherwise specified in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

This prospectus may be used by one or more selling securityholders to be identified in a prospectus supplement in connection with the resale, from time to time, of securities described in this prospectus. The number of securities to be sold by any selling securityholder shall be specified from time to time in a prospectus supplement. The applicable prospectus supplement will also set forth information with respect to the selling securityholders, including the amount of securities owned by each selling securityholder prior to and after the offering, and the amount to be offered for sale.

PLAN OF DISTRIBUTION

We and/or one or more selling securityholders may sell the securities from time to time in any one or more of the following ways:

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through underwriters or dealers;
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through agents;
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directly by us or one or more selling securityholders to one or more purchasers or other persons or entities;
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through a combination of these methods of sale; or
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through other means.

Securities offered hereby may also be issued upon exercise of other securities offered hereby.

The registration statement of which this prospectus forms a part covers secondary offerings by selling securityholders, in addition to primary offerings by the Company. Each time we or any selling securityholder sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities and the amounts of the securities underwritten or purchased by each of them. The applicable prospectus supplement will set forth the terms of the offering of the securities, including:

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the type and terms of the securities;
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the method of distribution, including the name or names of any underwriters, dealers or agents;
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the purchase price of such securities;
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the identity of any selling securityholder;
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any initial public offering price;
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the proceeds to us or any selling securityholder from the sale of securities;
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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
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any over-allotment options under which underwriters may purchase additional securities;
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any discounts or concessions allowed or reallowed or paid to dealers; and
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any securities exchanges on which the securities may be listed.

If we and/or the selling securityholders use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

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negotiated transactions;
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at a fixed public offering price or prices, which may be changed;
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at market prices prevailing at the time of sale;
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at prices related to prevailing market prices; or

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at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all securities of a series, if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We or any selling securityholder may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Some of the underwriters, dealers or agents used by us or any selling securityholder in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or any selling securityholder or our or their respective subsidiaries or affiliates in the ordinary course of business.

Underwriters and agents may be entitled under agreements entered into with the Company and/or any selling securityholder to indemnification by the Company and/or any selling securityholder against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for the Company and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock, which is listed on the New York Stock Exchange. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation in any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus.

LEGAL MATTERS

Holland & Knight LLP, Orlando, Florida will pass upon the validity of any securities offered under this prospectus and any prospectus supplement for Brown & Brown. Certain legal matters with respect to the validity of the securities offered under this prospectus and any prospectus supplement will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements of Brown & Brown, Inc., incorporated by reference in this registration statement, and the effectiveness of Brown & Brown Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus, which forms part of the registration statement, does not contain all of the information contained in the registration statement or the exhibits to the registration statement. You should note that where we summarize in this prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in this prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or document.

For further information about our company and the securities offered in this prospectus, you should refer to the registration statement and its exhibits. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public from the SEC’s website at https://www.sec.gov. We also make our SEC filings available free of charge on our website at https://www.BBrown.com.

INCORPORATION BY REFERENCE

The information incorporated by reference is considered to be a part of this prospectus, and any later information that we file with the SEC will automatically update and supersede this information. The documents and other information incorporated by reference are:

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Annual Report on Form 10-K for the year ended December 31, 2025 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement relating to our 2026 annual meeting of shareholders, filed on March 24, 2026);
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Quarterly Report on Form 10-Q for the quarter ended March 31, 2026;
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Current Reports on Form 8-K filed with the SEC on March 4, 2026 and May 7, 2026.
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The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 17, 1997, including any amendment or report filed for the purpose of updating such description, which description is amended by the description contained in this prospectus; and
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All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities described in this prospectus (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the foregoing, we are not incorporating any document or information that we deemed within a Current Report on Form 8-K or Form 8-K/A to have been furnished and not filed in accordance with SEC rules. You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address described above. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, without charge, excluding any exhibits to those documents, unless such exhibits are specifically incorporated by reference into such documents or this prospectus. You can request those documents by calling (386) 252-9601 or by making a written request to our Corporate Secretary at:

Brown & Brown, Inc.
Attention: Corporate Secretary
300 North Beach Street
Daytona Beach, Florida 32114

Please note that information contained in our website (www.BBrown.com), whether currently posted or posted in the future, is not a part of this prospectus or the documents incorporated by reference in this prospectus, and any references to our website are intended to be inactive textual references only.

PART II
Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution.

All expenses in connection with the issuance and distribution of the securities being registered will be paid by Brown & Brown, Inc. (“Brown & Brown”). The following is an itemized statement of these expenses:

SEC Registration Fee	$(1)(2)
Legal Fees and Expenses	$(2)
Accounting Fees and Expenses	$(2)
Indenture Trustee’s Fees and Expenses	$(2)
Printing, Engraving and Mailing Expenses	$(2)
Rating Agency Fees	$(2)
Miscellaneous	$(2)
Total	$(2)

(1) Under Rules 456(b) and 457(r) under the Securities Act, the registration fee will be paid at the time of any particular offering of securities under this Registration Statement, and is therefore not currently determinable.

(2) Because an indeterminate amount of securities are covered by this Registration Statement and the number of offerings is indeterminable, the amount of these fees and expenses is not currently determinable. Estimates of the fees and expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Brown & Brown is a Florida corporation. Reference is made to Sections 607.0850 - 607.0859 of the Florida Business Corporation Act, which permit, and in some cases require, indemnification of directors, officers, employees, and agents of Brown & Brown, under certain circumstances and subject to certain limitations.

Under Article VII of Brown & Brown’s By-Laws, Brown & Brown is required to indemnify its officers and directors, including an officer or director of Brown & Brown who is or was serving at Brown & Brown’s request as a director or officer of another entity, against all damages, costs, amounts of liability and reasonable expenses incurred by or imposed upon such persons, provided that such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Brown & Brown and, in the case of any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Brown & Brown has purchased insurance with respect to, among other things, liabilities that may arise under the statutory and By-Law provisions referred to above.

The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

Item 16. Exhibits

(a) Exhibits:

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
4.1	Amended and Restated Articles of Incorporation of the Company (adopted January 18, 2023) (incorporated by reference to Exhibit 3.1 to Form 8-K filed January 19, 2023).
4.2	Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to Form 8-K filed on January 19, 2023).
4.3	Description of Securities.
4.4	Form of Certificate for Shares of Brown & Brown’s Common Stock (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 filed by the Registrant on March 4, 2009).
4.5

Indenture, dated as of September 18, 2014, between Brown & Brown, Inc. and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association) (incorporated by reference to Exhibit 4.1 to Form 8-K filed on September 18, 2014).

4.6	Form of Debt Security.*
4.7	Form of Warrant.*
4.8	Form of Warrant Agreement.*
4.9	Form of Unit Agreement.*
5.1	Opinion of Holland & Knight LLP.
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2	Consent of Holland & Knight LLP (included in opinion filed as Exhibit 5.1).
24.1	Powers of Attorney.
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939.
107	Filing Fee Table.

* To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to this registration statement.

Item 17. Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),(vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(D) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on May 7, 2026.

BROWN & BROWN, INC.

By: /s/ J. Powell Brown

J. Powell Brown

President and chief executive officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2026.

Signature	Title

/s/ J. Powell Brown	Director; president and chief executive officer (principal executive officer)
J. Powell Brown

/s/ R. Andrew Watts	Executive vice president and chief financial officer (principal financial officer)
R. Andrew Watts

/s/ Paul M. Gallagher	Vice president, controller and chief accounting officer (principal accounting officer)
Paul M. Gallagher

*	Chairman of the board
J. Hyatt Brown

*	Director
Lawrence L. Gellerstedt III

*	Director
Theodore J. Hoepner

*	Director
James S. Hunt

*	Director
Toni Jennings

*	Director
Joia M. Johnson

*	Director
Paul J. Krump

*	Director
Timothy R.M. Main

*	Director
Bronislaw E. Masojada

*	Director
Jaymin B. Patel

*	Director
H. Palmer Proctor, Jr.

*	Director
Wendell S. Reilly

*	Director
Kathleen A. Savio

*By: /s/ Anthony M. Robinson
Anthony M. Robinson
Attorney-in-Fact